Issuer Free Writing Prospectus, dated
February 14, 2024
Filed Pursuant to Rule 433 of the Securities Act of 1933
Registration Statement No. 333-261623

Bristol-Myers Squibb Company
Pricing Term Sheet
February 14, 2024

$500,000,000 Floating Rate Notes due 2026 (the “Floating Rate Notes”)
$1,000,000,000 4.950% Notes due 2026 (the “2026 Notes”)
$1,000,000,000 4.900% Notes due 2027 (the “2027 Notes”)
$1,750,000,000 4.900% Notes due 2029 (the “2029 Notes”)
$1,250,000,000 5.100% Notes due 2031 (the “2031 Notes”)
$2,500,000,000 5.200% Notes due 2034 (the “2034 Notes”)
$500,000,000 5.500% Notes due 2044 (the “2044 Notes”)
$2,750,000,000 5.550% Notes due 2054 (the “2054 Notes”)
$1,750,000,000 5.650% Notes due 2064 (the “2064 Notes”)

This pricing term sheet (the “Pricing Term Sheet”) supplements the prospectus supplement issued by Bristol-Myers Squibb Company on February 13, 2024 (the “Preliminary Prospectus Supplement”) and the accompanying prospectus dated December 13, 2021 (the “Prospectus”) and supersedes the information in the Preliminary Prospectus Supplement and Prospectus. Other information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent effected by the changes described herein. Otherwise, this Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement and the Prospectus and should be read together with the Preliminary Prospectus Supplement, the Prospectus and the documents incorporated or deemed to be incorporated by reference therein before a decision is made in connection with an investment in the Notes. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

$500,000,000 Floating Rate Notes due 2026

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$500,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 20, 2026
Current Issuer Ratings**:	A2 (negative) / A (stable) (Moody’s / S&P)
Public Offering Price:	100.000%, plus accrued and unpaid interest, if any, from February 22, 2024
Interest Rate Basis:	Compounded SOFR (as defined below)
Spread to Compounded SOFR:	+49 bps
Interest Payment Dates:	February 20, May 20, August 20 and November 20 of each year, commencing on May 20, 2024
Interest Reset Dates:	Each Floating Rate Interest Payment Date
Initial Interest Rate:	The initial interest rate will be Compounded SOFR determined on May 18, 2024, plus 49 bps
Interest Determination Date:	The second U.S. Government Securities Business Day preceding each Floating Rate Interest Payment Date
Interest Period:
The period from and including a Floating Rate Interest Payment Date (or, in the case of the initial Interest Period, the Settlement Date) to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final interest period for the Floating Rate Notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the Floating Rate Notes to, but excluding, the maturity date

Observation Period:
The period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the Settlement Date to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date

Par Call Date:	N/A
Make-Whole Call:	N/A
Special Mandatory Redemption:	101%, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.
Underwriting Discount:	0.200%
CUSIP / ISIN:	110122 EM6 / US110122EM67
Calculation Agent:	The Bank of New York Mellon
Day Count Convention:	Actual / 360

$1,000,000,000 4.950% Notes due 2026

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,000,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 20, 2026
Current Issuer Ratings**:	A2 (negative) / A (stable) (Moody’s / S&P)
Reoffer Price:	99.948% of principal amount
Yield to Maturity:	4.978%
Interest Payment Dates:	February 20 and August 20, commencing August 20, 2024
Record Dates:	February 1 and August 1
Coupon:	4.950% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+40 bps
Benchmark Treasury:	UST 4.250% due January 31, 2026
Benchmark Treasury Price and Yield:	99-12+; 4.578%
Par Call Date:	N/A
Make-Whole Call:	T+10 bps
Special Mandatory Redemption:	101%, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.
Underwriting Discount:	0.200%
CUSIP / ISIN:	110122 ED6 / US110122ED68
Day Count Convention:	30 / 360

$1,000,000,000 4.900% Notes due 2027

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,000,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2027
Current Issuer Ratings**:	A2 (negative) / A (stable) (Moody’s / S&P)
Reoffer Price:	99.892% of principal amount
Yield to Maturity:	4.939%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	4.900% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+55 bps
Benchmark Treasury:	UST 4.125% due February 15, 2027
Benchmark Treasury Price and Yield:	99-08+; 4.389%
Par Call Date:	On or after January 22, 2027
Make-Whole Call:	T+10 bps
Special Mandatory Redemption:	101%, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.
Underwriting Discount:	0.250%
CUSIP / ISIN:	110122 EE4 / US110122EE42
Day Count Convention:	30 / 360

$1,750,000,000 4.900% Notes due 2029

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,750,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2029
Current Issuer Ratings**:	A2 (negative) / A (stable) (Moody’s / S&P)
Reoffer Price:	99.790% of principal amount
Yield to Maturity:	4.948%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	4.900% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+70 bps
Benchmark Treasury:	UST 4.000% due January 31, 2029
Benchmark Treasury Price and Yield:	98-28¾; 4.248%
Par Call Date:	On or after January 22, 2029
Make-Whole Call:	T+15 bps
Special Mandatory Redemption:	101%, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.
Underwriting Discount:	0.350%
CUSIP / ISIN:	110122 EF1 / US110122EF17
Day Count Convention:	30 / 360

$1,250,000,000 5.100% Notes due 2031

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,250,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2031
Current Issuer Ratings**:	A2 (negative) / A (stable) (Moody’s / S&P)
Reoffer Price:	99.843% of principal amount
Yield to Maturity:	5.127%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	5.100% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+85 bps
Benchmark Treasury:	UST 4.000% due January 31, 2031
Benchmark Treasury Price and Yield:	98-11; 4.277%
Par Call Date:	On or after December 22, 2030
Make-Whole Call:	T+15 bps
Special Mandatory Redemption:	101%, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.
Underwriting Discount:	0.400%
CUSIP / ISIN:	110122 EG9 / US110122EG99
Day Count Convention:	30 / 360

$2,500,000,000 5.200% Notes due 2034

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$2,500,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2034
Current Issuer Ratings**:	A2 (negative) / A (stable) (Moody’s / S&P)
Reoffer Price:	99.977% of principal amount
Yield to Maturity:	5.203%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	5.200% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+95 bps
Benchmark Treasury:	UST 4.000% due February 15, 2034
Benchmark Treasury Price and Yield:	97-30+; 4.253%
Par Call Date:	On or after November 20, 2033
Make-Whole Call:	T+15 bps
Special Mandatory Redemption:	N/A
Underwriting Discount:	0.450%
CUSIP / ISIN:	110122 EH7 / US110122EH72
Day Count Convention:	30 / 360

$500,000,000 5.500% Notes due 2044

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$500,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2044
Current Issuer Ratings**:	A2 (negative) / A (stable) (Moody’s / S&P)
Reoffer Price:	99.245% of principal amount
Yield to Maturity:	5.563%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	5.500% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+100 bps
Benchmark Treasury:	UST 4.750% due November 15, 2043
Benchmark Treasury Price and Yield:	102-13; 4.563%
Par Call Date:	On or after August 22, 2043
Make-Whole Call:	T+15 bps
Special Mandatory Redemption:	N/A
Underwriting Discount:	0.750%
CUSIP / ISIN:	110122 EJ3 / US110122EJ39
Day Count Convention:	30 / 360

$2,750,000,000 5.550% Notes due 2054

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$2,750,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2054
Current Issuer Ratings**:	A2 (negative) / A (stable) (Moody’s / S&P)
Reoffer Price:	99.609% of principal amount
Yield to Maturity:	5.577%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	5.550% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+115 bps
Benchmark Treasury:	UST 4.750% due November 15, 2053
Benchmark Treasury Price and Yield:	105-10; 4.427%
Par Call Date:	On or after August 22, 2053
Make-Whole Call:	T+20 bps
Special Mandatory Redemption:	N/A
Underwriting Discount:	0.800%
CUSIP / ISIN:	110122 EK0 / US110122EK02
Day Count Convention:	30 / 360

$1,750,000,000 5.650% Notes due 2064

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,750,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2064
Current Issuer Ratings**:	A2 (negative) / A (stable) (Moody’s / S&P)
Reoffer Price:	99.575% of principal amount
Yield to Maturity:	5.677%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	5.650% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+125 bps
Benchmark Treasury:	UST 4.750% due November 15, 2053
Benchmark Treasury Price and Yield:	105-10; 4.427%
Par Call Date:	On or after August 22, 2063
Make-Whole Call:	T+20 bps
Special Mandatory Redemption:	N/A
Underwriting Discount:	0.800%
CUSIP / ISIN:	110122 EL8 / US110122EL84
Day Count Convention:	30 / 360

Joint Lead Managers and Joint Book-Running Managers:	Citigroup Global Markets Inc. BofA Securities, Inc. Wells Fargo Securities, LLC Mizuho Securities USA LLC

Joint Book-Running Managers:
Barclays Capital Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Deutsche Bank Securities Inc.
MUFG Securities Americas Inc.
SMBC Nikko Securities America, Inc.
Standard Chartered Bank
U.S. Bancorp Investments, Inc.

Senior Co-Managers:	BNP Paribas Securities Corp. HSBC Securities (USA) Inc. SG Americas Securities, LLC UBS Securities LLC

Co-Managers:	Scotia Capital (USA) Inc. PNC Capital Markets LLC

Junior Co-Managers:	CAVU Securities LLC R. Seelaus & Co., LLC Drexel Hamilton, LLC Roberts & Ryan, Inc. Samuel A. Ramirez & Company, Inc.

Additional Modifications to the Preliminary Prospectus Supplement:

In addition to the pricing information above, the Preliminary Prospectus Supplement will be updated to include the following changes relating to the Floating Rate Notes, and other corresponding changes will be deemed to be made where applicable throughout the Preliminary Prospectus Supplement.

Under the caption “Description of Notes”, the following terms relating to the Floating Rate Notes will be added:
Floating Rate Notes

The Floating Rate Notes will mature on February 20, 2026.

The Floating Rate Notes will bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR, plus 0.490%. In no event will the interest on the Floating Rate Notes be less than zero. Interest on the Floating Rate Notes will be payable quarterly in arrears on February 20, May 20, August 20 and November 20 of each year, commencing on May 20, 2024, and at maturity (each a “Floating Rate Interest Payment Date”), to holders of record as of the close of business on the date that is 15 calendar days prior to each Floating Rate Interest Payment Date. Interest on the Floating Rate Notes will accrue from and including the most recent Floating Rate Interest Payment Date or, if no interest has been paid, from the settlement date of the Floating Rate Notes. If the February 20, May 20, August 20 or November 20 of any year is not a Business Day, then the next succeeding Business Day will be the applicable Floating Rate Interest Payment Date and interest on the Floating Rate Notes will be paid on such next succeeding Business Day (unless such next succeeding Business Day falls in the succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date will be the Business Day immediately preceding such February 20, May 20, August 20 or November 20, and interest on the Floating Rate Notes will be paid on such immediately preceding Business Day). If the maturity date of the Floating Rate Notes is not a Business Day, the payment of principal of, and interest on, the Floating Rate Notes will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the maturity date.

The “initial Interest Period” means the period from and including the settlement date of the Floating Rate Notes to, but excluding, the first Floating Rate Interest Payment Date. Thereafter, each “Interest Period” means the period from and including a Floating Rate Interest Payment Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final Interest Period for the Floating Rate Notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the Floating Rate Notes to, but excluding, the maturity date. Interest on the Floating Rate Notes will be computed on the basis of a 360-day year and the actual number of days in the Observation Period.

The interest rate for the initial Interest Period will be Compounded SOFR determined on May 18, 2024, plus 0.490%. Thereafter, the interest rate for any Interest Period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of 0.490%.

The Bank of New York Mellon, or its successor appointed by us, will act as calculation agent. We may change the calculation agent with respect to the Floating Rate Notes at any time without notice to the holders of the Floating Rate Notes. The interest rate and amount of interest to be paid on the Floating Rate Notes for each Interest Period will be determined by the calculation agent. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the Floating Rate Notes.

The amount of interest accrued and payable on the Floating Rate Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360.

As used herein the following terms have the meanings assigned to them:

“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such Interest Period; and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)          the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)          if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(i)          if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii)          if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the Floating Rate Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.

“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “- Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)          will be conclusive and binding absent manifest error;

(2)          if made by us, will be made in our sole discretion;

(3)          if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

(4)          notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.

As used herein the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)          the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)          the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)          the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)          the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)          if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)          the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)          in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)          a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)          a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)          a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Under the caption “Risk Factors”, the following risk factors relating to the Floating Rate Notes will be added:

The amount of interest payable on the Floating Rate Notes is set only once per period based on Compounded SOFR, which rate may fluctuate substantially.

The amount of interest payable on the Floating Rate Notes is determined by reference to Compounded SOFR. This floating rate may be volatile over time, which could result in holders of the Floating Rate Notes experiencing a decline in their receipt of interest and also could cause a decline in the market price of the Floating Rate Notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk. Furthermore, you should note that historical levels, fluctuations and trends of Compounded SOFR are not necessarily indicative of future levels. Any historical upward or downward trend in Compounded SOFR is not an indication that Compounded SOFR is more or less likely to increase or decrease at any time during the life of the Floating Rate Notes, and you should not take the historical levels of Compounded SOFR as an indication of its future performance. You should further note that, although the actual level of Compounded SOFR on an interest payment date or at other times during an Interest Period (as defined herein) may be higher than the level of Compounded SOFR on the Interest Determination Date (as defined herein)  on which the interest rate is determined for such Interest Period, you will not benefit from the level of Compounded SOFR at any time other than on such Interest Determination Date. As a result, changes in Compounded SOFR may not result in a comparable change in the market value of the Floating Rate Notes.

Interest payments due on the Floating Rate Notes will only be capable of being determined near the end of the relevant Interest Period.

Interest payments due on the Floating Rate Notes will be determined only near the end of the relevant Interest Period. Therefore, holders of the Floating Rate Notes will not know the total amount of interest payable with respect to a particular Interest Period until shortly prior to the related interest payment date, and it may be difficult for you to reliably estimate the total amount of interest that will be payable on each such interest payment date for the Floating Rate Notes. In addition, some investors may be unwilling or unable to trade the Floating Rate Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the Floating Rate Notes.

Any failure of SOFR to gain market acceptance could adversely affect value of the Floating Rate Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London Interbank Offered Rate (“LIBOR”) in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on the Floating Rate Notes and the price at which you can sell such debt securities.

SOFR published by the New York Federal Reserve has a limited history. The future performance of SOFR cannot be predicted based on the historical performance of SOFR.

Publication of SOFR began in April 2018, and it therefore has a limited history. The future performance of SOFR cannot be predicted based on the limited historical performance. Future levels of SOFR may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data have been released by the New York Federal Reserve, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict, and therefore no future performance of the Floating Rate Notes may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of the Floating Rate Notes. Changes in the levels of SOFR may affect the return on the Floating Rate Notes and the trading price of the Floating Rate Notes, but it is impossible to predict whether such levels will rise or fall.

The secondary trading market for the Floating Rate Notes may be limited.

Because SOFR is a relatively new market rate, an established trading market for the Floating Rate Notes may never develop or may not be very liquid. If SOFR does not prove to be widely used in floating rate debt securities, the trading price of the Floating Rate Notes may be lower than that of floating rate debt securities that are linked to rates that are more widely used. Investors in the Floating Rate Notes may not be able to sell the Floating Rate Notes at all or may not be able to sell the Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market.

The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider your interests in doing so.

The New York Federal Reserve (or its successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or the averages or periods used to report SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the Floating Rate Notes, which may adversely affect the trading prices and marketability of the Floating Rate Notes. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing SOFR.

SOFR may be more volatile than other market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the Floating Rate Notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the floating rate debt securities.

The interest rate on the Floating Rate Notes is based on Compounded SOFR and the SOFR Index, both of which are relatively new in the marketplace.

 The interest rate for the Floating Rate Notes for each Interest Period will be based on Compounded SOFR, which will be calculated according to a specific formula that uses the SOFR Index published by the New York Federal Reserve and not by using SOFR published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR during such period. See “Description of Notes—Floating Rate Notes.” For this and other reasons, the interest rate on the Floating Rate Notes during any Interest Period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if SOFR in respect of a particular date during an Interest Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on such Compounded SOFR Notes on the interest payment date for such Interest Period.

In addition, the New York Federal Reserve only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the specific formula for Compounded SOFR used in the calculated of the interest rate for the Floating Rate Notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for Compounded SOFR as described under “Description of Notes—Floating Rate Notes” before making an investment in the Floating Rate Notes. If the market adopts a different calculation method than used for the Floating Rate Notes, that will likely adversely affect the market value of the Floating Rate Notes.

The SOFR Index may be modified or discontinued, and the Floating Rate Notes may bear interest by reference to a rate other than Compounded SOFR, either of which could adversely affect the value of the Floating Rate Notes.

The SOFR Index is published by the New York Federal Reserve based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule or rate revision practices, or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Floating Rate Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Floating Rate Notes and the trading prices of Compounded SOFR. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate on the Floating Rate Notes for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.

Interest on the Floating Rate Notes will be calculated using a reference rate other than Compounded SOFR if a Benchmark Transition Event occurs.

If we or our designee determines that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) has occurred, the interest rate on the Floating Rate Notes will no longer be determined by reference to Compounded SOFR, but instead by reference to a different rate or a different Benchmark (as defined herein), plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under  “Description of Notes—Floating Rate Notes”

The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our designee in connection with implementing a Benchmark Replacement with respect to the Floating Rate Notes in accordance with the Benchmark transition provisions, including with respect to any further adjustments thereto, could adversely affect the rate of interest on the Floating Rate Notes, which could adversely affect the return on, value of and market for the Floating Rate Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to Compounded SOFR or that any Benchmark Replacement will produce the economic equivalent of Compounded SOFR as a reference rate for interest on the Floating Rate Notes.

The Benchmark Replacements are uncertain and may not be a suitable replacement for Compounded SOFR.

The terms of the Floating Rate Notes provide for a “waterfall” of alternative rates to be used to determine the rate of interest on the Floating Rate Notes if a Benchmark Transition Event occurs. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein) (such as the Federal Reserve Board), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, we or our designee. The substitution of a Benchmark Replacement may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

The Benchmark transition provisions under the indenture will also provide for certain adjustments to be made with respect to any Benchmark Replacement (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors)  to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary). However, such adjustments will not necessarily make the Benchmark Replacement equivalent to Compounded SOFR. In particular, as such adjustments may be one-time in nature, they may not be responsive to changes in unsecured bank credit risk or other market conditions on a periodic basis. There can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes).

Furthermore, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Floating Rate Notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for the Floating Rate Notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

The rate of interest on the Floating Rate Notes may be determined by reference to a Benchmark Replacement even if the then-current Benchmark continues to be published.

A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. The rate of interest on the Floating Rate Notes may therefore cease to be determined by reference to the Benchmark and instead be determined by reference to the Benchmark Replacement, even if the then-current Benchmark continues to be published. Such rate may be lower than the Benchmark for so long as the Benchmark continues to be published, and the value of and return on the Floating Rate Notes may be adversely affected.

We or our designee will have authority to make determinations, elections, calculations and adjustments that could affect the value of and your return on the Floating Rate Notes.

We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to the Floating Rate Notes, including in connection with any Benchmark Transition Event and Benchmark Replacement, that may adversely affect the value of and your return on the Floating Rate Notes. In particular, if a Benchmark Transition Event occurs with respect to the Floating Rate Notes, the applicable Benchmark Replacement will be determined in accordance with the Benchmark transition provisions described under “Description of Notes—Floating Rate Notes—Effect of a Benchmark Transition Event,” and we or our designee can make certain adjustments in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event. Because the continuation of SOFR on the current basis, and in turn the calculation of Compounded SOFR, cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on the Floating Rate Notes than would be the case in the absence of a Benchmark Transition Event.

Although we or our designee will exercise judgment in good faith when performing such functions, potential conflicts of interest may exist between us or our designee and you. All determinations, decisions and elections by us or our designee are in our or such designee’s sole discretion as further described under “Description of Notes — Floating Rate Notes” and will be conclusive for all purposes and binding on us and holders of the Floating Rate Notes absent manifest error. Further, notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, all determinations, decisions and elections by us or our designee will become effective without consent from the holders of the applicable the Floating Rate Notes or any other party. These potentially subjective determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

Under the caption “Material United Stated Federal Income Tax Considerations,” the following disclosure relating to the Floating Rate Notes will be added:

Variable Rate Notes

A “Variable Rate Note” is a Note that

(1) has an issue price that does not exceed the total noncontingent principal payments on such note by more than the lesser of:

(a) the product of:

• the total noncontingent principal payments;

• the number of complete years to maturity from the issue date; and

• 0.015; or

(b) 15 percent of the total noncontingent principal payments; and

(2) does not provide for stated interest other than stated interest compounded or paid at least annually at:

(a) one or more “qualified floating rates;”

(b) a single fixed rate and one or more qualified floating rates;

(c) a single “objective rate;” or

(d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A variable rate is a “qualified floating rate” if

(1) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds; or

(2) it is equal to the product of such a rate and either:

(a) a fixed multiple that is greater than 0.65 but not more than 1.35; or

(b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the applicable series of Notes or are not reasonably expected to significantly affect the yield on such series of Notes. Under these rules, based on the manner in which the interest rates on the Floating Rate Notes are determined, we expect that the Floating Rate Notes will be treated as bearing a “qualified floating rate” of interest. Therefore, based on the expected issue price and terms of the Floating Rate Notes, the Floating Rate Notes will be treated as Variable Rate Notes, and the remainder of this discussion assumes such treatment.

In general, if a series of Variable Rate Notes, like the Floating Rate Notes, provides for stated interest at a single qualified floating rate, and the interest is unconditionally payable in cash at least annually, all stated interest on the Variable Rate Note is qualified stated interest that is taxable to the holder in accordance with the holder’s method of accounting as described above.

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*We expect that delivery of the Notes will be made against payment therefor on February 22, 2024, which will be the fifth business day following the date of pricing of the Notes (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the second business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

**These issuer ratings are not a recommendation to buy, sell or hold the Notes. The ratings may be subject to revision or withdrawal at any time by the relevant rating agency. Each of the issuer ratings included herein should be evaluated independently of any other issuer rating. No report of any rating agency is incorporated by reference herein.

The issuer has filed a registration statement (including the Prospectus and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Prospectus and Preliminary Prospectus Supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, the underwriters or any dealer participating in the offering will arrange to send you the Prospectus and Prospectus Supplement if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146, BofA Securities, Inc. at 1-800-294-1322, Wells Fargo Securities, LLC at 1-800-645-3751 or Mizuho Securities USA LLC at 1-866-271-7403.

This communication does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction where it is unlawful or where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the Notes.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another e-mail system.